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                                                              EXHIBIT (a)(3)(ii)

                                    OFFER BY

                          VAN KAMPEN SENIOR LOAN FUND

                         TO PURCHASE FOR CASH A PORTION
                            OF ITS COMMON SHARES AT
                   NET ASSET VALUE PER CLASS OF COMMON SHARES

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated December 17, 2004, of Van Kampen Senior Loan Fund (the "Fund"), formerly known as Van Kampen Prime Rate Income Trust, and related Letter of Transmittal pursuant to which the Fund is offering to purchase a portion of its common shares of beneficial interest, par value of $0.01 per share, which are offered in two classes designated as Class B Shares and Class C Shares (collectively, the "Common Shares"), at the respective net asset value per class of Common Share ("NAV") determined as of 5:00 P.M. Eastern Time on the Expiration Date (defined below) upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). An early withdrawal charge will be imposed on most Class B Shares and Class C Shares accepted for payment which have been held for less than five years and one year, respectively.

     The Offer to Purchase and the related Letter of Transmittal are being forwarded to you as the beneficial owner of Common Shares held by us for your account but not registered in your name. A tender of such shares can be made only by us as the holder of record and only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER COMMON SHARES WE HOLD FOR YOUR ACCOUNT.

     Your attention is called to the following:

        (1) The tender price is the respective NAV per class of Common Shares determined as of 5:00 P.M. Eastern Time on the Expiration Date. An early withdrawal charge will be imposed on most Class B Shares and Class C Shares accepted for payment which have been held for less than five years and one year, respectively.

        (2) The Offer is not conditioned upon any minimum number of Common Shares being tendered, but is subject to certain conditions set forth in the Offer to Purchase.

        (3) The Offer and withdrawal rights expire at 12:00 Midnight Eastern Time on January 21, 2005, unless extended (the "Expiration Date").

        (4) The Offer is for up to 20% of the aggregate of the Fund's issued and outstanding common shares.

        (5) Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 5 of the Letter of Transmittal, transfer taxes on the purchase of Common Shares by the Fund pursuant to the Offer. However, a broker, dealer or selling group member may charge a fee for processing the transaction on your behalf.

        (6) If more than the authorized percentage of Common Shares is duly tendered prior to the expiration of the Offer, the Fund presently intends to (assuming no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in the Offer), but is under no obligation to, extend the Offer period, if necessary, and increase the number of Common Shares that the Fund is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase the authorized percentage of Common Shares (or such greater number of Common Shares sought) on a pro rata basis.
                                                                 61 SLT007-12/04
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     If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Common Shares, all such shares will be tendered unless you specify otherwise on the attached instruction form. WE MUST RECEIVE YOUR INSTRUCTIONS, IF ANY, SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PROVIDE US WITH TIME TO PROCESS SUCH INSTRUCTIONS AND FORWARD THEM TO VAN KAMPEN INVESTOR SERVICES INC. (THE "DEPOSITARY") SO THAT THE DEPOSITARY WILL RECEIVE THEM ON OR PRIOR TO SUCH EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON JANUARY 21, 2005, UNLESS THE OFFER IS EXTENDED.

     The Fund is not making the Offer to, nor will it accept tenders from or on behalf of, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would violate the securities, Blue Sky or other laws of such jurisdiction. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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                                  INSTRUCTIONS
                            WITH RESPECT TO OFFER BY
                          VAN KAMPEN SENIOR LOAN FUND
                         TO PURCHASE FOR CASH A PORTION
                            OF ITS COMMON SHARES AT
                   NET ASSET VALUE PER CLASS OF COMMON SHARES

     THIS FORM IS NOT TO BE USED TO TENDER COMMON SHARES DIRECTLY TO VAN KAMPEN INVESTOR SERVICES INC. (THE "DEPOSITARY"). IT SHOULD BE SENT TO YOUR BROKER ONLY IF YOUR BROKER IS THE HOLDER OF RECORD OF YOUR COMMON SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF. IT SHOULD BE SENT TO SUCH BROKER SUFFICIENTLY IN ADVANCE OF JANUARY 21, 2005 (THE "EXPIRATION DATE") TO PROVIDE THE BROKER WITH TIME TO PROCESS THESE INSTRUCTIONS AND FORWARD THEM TO THE DEPOSITARY SO THAT THE DEPOSITARY WILL RECEIVE THEM ON OR PRIOR TO THE EXPIRATION DATE.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 17, 2004, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Van Kampen Senior Loan Fund (the "Fund") to purchase a portion of its common shares of beneficial interest, par value of $0.01 per share, which are offered in two classes designated as Class B Shares and Class C Shares (collectively, the "Common Shares"), at the respective net asset value per class of Common Shares determined as of 5:00 P.M. Eastern Time on the Expiration Date on the terms and subject to the conditions of the Offer. The undersigned acknowledges that an early withdrawal charge will be imposed on most Class B Shares and Class C Shares accepted for payment which have been held for less than five years and one year, respectively.

     The undersigned hereby instructs you to tender to the Fund the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer. The undersigned hereby agrees to be bound by the terms and subject to the conditions set forth in the Offer.

                Aggregate number of Common Shares to be tendered
                            (fill in number below):

                             ______ Class B Shares
                                     and/or
                             ______ Class C Shares

     Unless otherwise indicated above, it will be assumed that all of the Common Shares held for the account of the undersigned are to be tendered.

                                  SIGNATURE(S)
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     ......................................................................

     ......................................................................
                      (SIGNATURES(S) OF BENEFICIAL OWNERS)

     ......................................................................
                                (ACCOUNT NUMBER)

     ......................................................................
                   (PLEASE PRINT NAME(S) AND ADDRESSES HERE)

     ......................................................................
                        (AREA CODE AND TELEPHONE NUMBER)

     ......................................................................
                 (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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     Date: ______________________________________
                                                           61 SLT008-12/04